UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) May 30, 2012

LPL Investment Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34963	20-3717839
(State or other jurisdictions of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Nos.)

One Beacon Street Boston MA		02108
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (617) 423-3644

N/A

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 31, 2012, LPL Investment Holdings Inc. (the “Company”) and Robert J. Moore entered into an Amendment and Waiver to the Management Stockholders Agreement dated November 23, 2010 (the “Amendment and Waiver”). Pursuant to the Amendment and Waiver, Mr. Moore will no longer be party to the Management Stockholders Agreement or subject to the restrictions and obligations thereunder. Mr. Moore continues to be subject to the Company’s stock ownership guidelines, which, subject to certain exceptions, require him to maintain minimum holdings of shares of the Company’s common stock equal to 0.75 times the average of each of his annual stock option grants occurring since 2008.

The Management Stockholders Agreement has been previously filed as Exhibit 4.5 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010. The Company’s stock ownership guidelines are available on the Company’s website, under “Investor Relations.” A copy of the Amendment and Waiver is attached to this Current Report on Form 8-K as Exhibit 4.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2012, the Company appointed Dan H. Arnold as Chief Financial Officer of the Company, effective immediately upon the resignation of Robert J. Moore from said position on June 15, 2012. Mr. Arnold, 47, most recently served as Managing Director, Head of Strategy for the Company. Prior to this role, Mr. Arnold served as Managing Director and Divisional President of Institution Services for the Company from January 2007 to October 2011. Prior to joining the Company through the Company’s acquisition of UVEST Financial Services Group Inc. (“UVEST”) in 2007, Mr. Arnold worked at UVEST for 13 years, most recently as its President and Chief Operating Officer.

Mr. Arnold is currently party to an Employment Agreement with UVEST, a subsidiary of the Company, dated January 2, 2007, which was previously filed as Exhibit 10.6 to the Registration Statement on Form S-1 dated June 4, 2010. Mr. Arnold also holds stock options granted pursuant to the Company’s 2008 Stock Option Plan and its 2010 Omnibus Equity Incentive Plan. At the time of the filing of this report, the Company has not entered into any other material plan, contract or arrangement to which Mr. Arnold is a party or in which he participates, or materially amended any such agreement, in connection with the appointment described above.

On May 31, 2012, the Company’s Board of Directors accepted the resignation of Mr. Moore from his position as Chief Financial Officer of the Company, effective June 15, 2012. Following his appointment as President and Chief Operating Officer on May 1, 2012, Mr. Moore had continued to serve as the Company’s Chief Financial Officer while the Company undertook an executive search process to fill the role. Mr. Moore will continue with the Company in his roles as President and Chief Operating Officer.

A press release announcing the appointment of Mr. Arnold as Chief Financial Officer as described above is attached hereto as Exhibit 99.1.

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of LPL Investment Holdings Inc. was held in Boston, Massachusetts on May 30, 2012. At that meeting, the stockholders considered and acted upon the following proposals:

1. The Election of Directors. By the vote reflected below, the stockholders elected the following individuals to serve as directors until the 2013 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Mark S. Casady	97,115,222	1,198,464	3,961,441
Richard W. Boyce	97,766,690	546,996	3,961,441
John J. Brennan	98,027,680	286,006	3,961,441
Jeffrey A. Goldstein	97,931,482	381,704	3,961,441
James S. Putnam	98,057,503	256,183	3,961,441
James S. Riepe	97,894,615	419,071	3,961,441
Richard P. Schifter	97,225,545	1,088,141	3,961,441
Jeffrey E. Steifler	98.041,596	272,090	3,961,441
Allen R. Thorpe	97,304,027	1,009,659	3,961,441

2. The Ratification of the Selection of Deloitte & Touche LLP as LPL Investment Holdings Inc.’s Independent Registered Public Accounting Firm for the Current Fiscal Year. The stockholders voted to ratify the selection of Deloitte & Touche LLP as LPL Investment Holdings Inc.’s independent registered public accounting firm for the current fiscal year. 101,931,363 shares voted for the proposal; 341,629 shares voted against the proposal; and 2,135 shares abstained from voting on the proposal. There were no broker non-votes on the proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment and Waiver to the Management Stockholders Agreement by and between Robert J. Moore and LPL Investment Holdings Inc., dated May 30, 2012.

99.1	Press release dated June 5, 2012 (“LPL Financial Names Dan Arnold Chief Financial Officer”)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL INVESTMENT HOLDINGS INC.

By:	/s/ STEPHANIE L. BROWN
Name: Stephanie L. Brown
Title: Secretary

Dated: June 5, 2012